SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [x]

Filed by a Party other than the Registrant   Y

Check the appropriate box:

Y   Preliminary Proxy Statement                    Confidential, for Use of the
[x] Definitive Proxy Statement                     Commission Only (as permitted
Y   Definitive Additional Materials                    by Rule 14a-6(e)(2))    Y
Y   Soliciting Material Pursuant to Rule 14a-11(c)
       or Rule 14a-12

                            IBW Financial Corporation
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [x]      No fee required.

Y   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1. Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    2.  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    4.  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    5.  Total Fee Paid:

        ------------------------------------------------------------------------

Y   Fee paid previously with preliminary materials:

Y Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1. Amount Previously Paid:

    2. Form, Schedule or Registration Statement No.:

    3. Filing Party:

    4. Date Filed:

                            IBW FINANCIAL CORPORATION
                               4812 GEORGIA AVENUE
                             WASHINGTON, D.C. 20011

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 4, 2004

TO THE SHAREHOLDERS OF IBW FINANCIAL CORPORATION:

         The Annual Meeting of Shareholders of IBW Financial Corporation, a District of Columbia corporation (the "Company"), will be held in the Board Room at the Company's executive offices, located at 4812 Georgia Avenue, Washington, D.C., on Tuesday, May 4, 2004 at 5:00 pm for the following purposes:

         1. To elect six (6) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         Shareholders of record as of the close of business on March 15, 2004 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

                                       By Order of the Board of Directors






                                       Clinton W. Chapman, Chairman



April 12, 2004

         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                            IBW FINANCIAL CORPORATION
                               4812 Georgia Avenue
                              Washington, DC 20011

                       ----------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                       ----------------------------------

                                  INTRODUCTION

         This Proxy Statement is being sent to holders of the common stock, $0.01 par value per share, of IBW Financial Corporation, a District of Columbia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 5:00 p.m. on May 4, 2004, and at any adjournment or postponement of the meeting, for the purposes of

         (1) electing six (6) directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified; and

         (2) transacting such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

         The meeting will be held in the Board Room at the executive offices of the Company, located at 4812 Georgia Avenue, Washington D.C. The Company's phone number at that address is 202-722-2000.

         This Proxy Statement and the accompanying form of proxy are being sent to shareholders of the Company on or about April 12, 2004. As of that date there were 668,360 shares of common stock outstanding and entitled to vote. A copy of the our Annual Report on Form 10-KSB for the year ended December 31, 2003, which includes our audited financial statements, also accompanies this proxy statement.

         The cost of this proxy solicitation is being paid by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone by officers, regular employees or directors of the Company or the Bank, who will not receive any additional compensation for these services. The Company may also reimburse brokers, custodians, nominees and other fiduciaries for their reasonable out-of-pocket and clerical costs for forwarding proxy materials to their principals.

                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

         Only shareholders of record at the close of business on March 15, 2004, will be entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. On that date, the Company had outstanding 668,360 shares of common stock, par value $1.00 per share, constituting the only class of voting stock outstanding, and held by approximately 527 shareholders of record. Each share of common stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. Nominees receiving a plurality of the votes cast at the annual meeting in the election of directors will be elected as director, in the order of the number of votes received. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the meeting.

PROXIES

         If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares represented thereby will be voted as specified by the shareholder executing the proxy. Shares represented by proxies for which no instruction is given will be voted FOR the election of the nominees for director specified herein, and in the discretion of the holders of the proxies on all other matters properly brought before the meeting and any adjournment or postponement of the meeting. The judges of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and will tabulate the votes cast at the meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted on to that matter.

         Shareholders are requested to sign, date, mark and return promptly the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that their shares are voted. A proxy may be revoked at any time prior to the voting thereof at the meeting by:

         o  granting of a later proxy with respect to the same shares,
         o providing written notice to B. Doyle Mitchell, Jr., President of the Company, at the address noted above, at any time prior to the vote, or
         o  voting in person at the meeting.

Attendance at the meeting will not, in itself, revoke a proxy.

         If your shares are not registered in your name, you will need additional information from your recordholder in order to vote in person at the meeting. Please see the voting form provided by your bank or broker for additional information about the voting of your shares.

         Many shareholders whose shares are held in an account at a brokerage firm or bank will have the option to submit their proxies or voting instructions electronically through the Internet or by telephone. Shareholders should check the voting form or instructions provided by their recordholder to see which options are available. The Company is not independently providing telephone or internet voting. Shareholders submitting proxies or voting instructions electronically should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the shareholder. To revoke a proxy previously submitted electronically, a shareholder may simply submit a new proxy at a later date before the taking of the vote at the meeting, in which case, the later submitted proxy will be recorded and the earlier proxy will be revoked.

              SECURITIES OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of February 27, 2004 concerning the number and percentage of shares of the Company's common stock beneficially owned by its directors, executive officers, and by its directors and executive officers as a group, as well as information regarding each other person known by the Company to own in excess of five percent of the outstanding common stock. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares. Except as set forth below, the Company knows of no other person or persons who beneficially own in excess of five percent of the Company's common stock.

               NAME(1)                 NUMBER OF SHARES(2)     PERCENT OF CLASS
Directors

Clinton W. Chapman, Esquire                 65,841(3)               9.85%
Benjamin L. King, CPA                       55,720(4)               8.34%
B. Doyle Mitchell, Jr.                     131,033(5)              19.61%
Massie S. Fleming                            5,233(6)               0.78%
Robert R. Hagans                             2,622                  0.39%
Pamela King                                    176(7)               0.03%
Cynthia T. Mitchell                        100,763(8)              15.08%
Emerson A. Williams, M.D.                    3,646                  0.55%

Executive Officers who are not
Directors

Claude O. Barrington                         2,550                  0.38%
Devin Blum                                       0                  0.00%
Rodney Epps                                     50                  0.01%
Thomas E. Mclaurin, Jr.                          0                  0.00%
Patricia Mitchell                           77,407(9)              11.58%
Alex Moore                                       0                  0.00%
Felipe Reyes                                     0                  0.00%
Debra Thornton                                  80(10)              0.01%
Saundra Turpin                                   0                  0.00%
Thomas A. Wilson, Jr.                          100(10)              0.01%

All directors and executive officers       335,781(11)             50.24%(11)
as a group (18  persons)

Other 5% Shareholders

Industrial Bank  of Washington              54,720                  8.19%
Employee Stock Ownership Plan

(1) Each director, executive officer and five percent shareholder has a business address c/o IBW Financial Corporation, 4812 Georgia Avenue, Washington, DC 2001, (202) 537-0776.

(2) For purposes hereof, a person is deemed to be the beneficial owner of securities with respect to which he has or shares voting or investment power. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to all shares beneficially owned by such person.

(3) Includes 54,720 shares held by the Industrial Bank of Washington Employee Stock Ownership Plan ("ESOP") as to which Mr. Chapman is a co-trustee. If these shares were not included, Mr. Chapman could beneficially own 11,121 shares, or 1.66% of the outstanding shares of common stock.

(4) Includes 54,720 shares held by ESOP as to which Mr. King is a co-trustee. If these shares were not included, Mr. King would beneficially own 1,000 shares, or 0.15% of the outstanding shares of common stock. Mr. King is the father of Ms. Pamela King.

(5) Includes 72,813 shares held in a revocable trust of which Mr. Mitchell is the trustee, and Mr. Mitchell's spouse and son are beneficiaries. Does not include shares held by Mrs. Cynthia Mitchell as trustee for Mr. Mitchell and Ms. Mitchell. Includes 1,500 shares held by Mr. Mitchell's spouse as to which he disclaims beneficial ownership. Includes 54,720 shares held by ESOP as to which Mr. Mitchell is a co-trustee. If the ESOP shares were not included, Mr. Mitchell would beneficially own 76,313 shares, or 11.41% of the outstanding shares of common stock. Ms. Mitchell is Mr. Mitchell's sister and Mrs. Cynthia Mitchell's daughter.

(Footnotes continued on following page)

(Footnotes continued from prior page)

(6) Includes 233 shares held jointly with son and as to which Mrs. Fleming shares voting and investment power.

(7)      Ms. King is the daughter of Mr. Benjamin L. King.

(8) Includes shares held by three trusts of which Mrs. Cynthia Mitchell is trustee, and with respect to one of which Mr. Mitchell and Ms. Mitchell are beneficiaries. Mrs. Cynthia Mitchell is the mother of Mr. Mitchell and Ms. Mitchell.

(9) Includes shares held in a revocable trust of which Ms. Mitchell is the trustee, and of which Mr. Mitchell is the beneficiary. Does not include shares held by Mrs. Cynthia Mitchell as trustee for Mr. Mitchell and Ms. Mitchell. Ms. Mitchell is the sister of Mr. Mitchell and the daughter of Mrs. Cynthia Mitchell, and is an employee of the Bank.

(10      Includes shares registered in name of person's spouse and/or children.

(11) Includes 54,720 shares held by ESOP as to which Messrs. Chapman, King and Mitchell are trustees. If these shares were not included, the directors and executive officers as a group would beneficially own 281,061 shares, or 42.05% of the outstanding shares of Common Stock.

                              ELECTION OF DIRECTORS

         The Company's bylaws currently set the size of the Board of Directors at eight (8) directors. The Board of Directors has nominated six (6) persons for election as director. Mrs. Cynthia Mitchell and Mr. King have elected not to stand for reelection for personal reasons. Each of the nominees for election as a director currently serves as a member of the Board of Directors and as a member of the Board of Directors of Industrial Bank, N.A., the Company's sole subsidiary (the "Bank"). Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein.

         The Board of Directors recommends that shareholders vote FOR each of the nominees to the Company's Board of Directors.

DIRECTORS AND NOMINEES FOR ELECTION AS DIRECTORS

         Set forth below is certain information as of the record date for the annual meeting concerning the directors and nominees for election as director of the Company. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years. Each of the members of the Board of Directors of the Company, unless otherwise noted, has served since the organization of the Company in 1994. The longevity of service listed below reflects service on the Board of Directors of the Bank, including service prior to the conversion of the Bank to a national banking association. Each of the directors of the Company also currently serves as a director of the Bank.

         Clinton W. Chapman, 79, Chairman of the Board of Directors, has served as a director since 1984. Mr. Chapman, an attorney with Clinton Chapman and Associates since 1997, and Chapman and Chapman, P.C. prior to that time, has been engaged in the private practice of law for more than thirty years.

         Benjamin L. King, C.P.A., 76, is Vice Chairman of the Board of Directors and Secretary of the Company and has served as a director since 1972. Mr. King is a certified public accountant, and is self-employed as a management and tax consultant. Mr. King is the father of Ms. Pamela King, a director of the Company. Mr. King is not standing for reelection.

         B. Doyle Mitchell, Jr., 41, President of the Company, has served as a director since 1990. Mr. Mitchell has served as President of the Bank since March 1993. Prior to that date, he served in various executive and administrative positions at the Bank since 1983, including as Vice President-Commercial Lending from 1991 to 1993 and Assistant Vice President-Commercial Lending from 1989 to 1991. Mr. Mitchell is the son of Mrs. Cynthia Mitchell, a director of the Company, and the late B. Doyle Mitchell, a founder of the Bank. Mr. Mitchell's sister, Patricia Mitchell, is a significant shareholder and an employee of the Bank.

         Massie S. Fleming, 77, has served as a director since 1985. Mrs. Fleming retired at the end of 1997 from her position as Executive Vice President of the Bank, a position she had held since 1985. Prior to that date, she served in various executive and administrative positions at the Bank since 1959, including as Chief Executive Officer from 1985 to mid 1997.

         Robert R. Hagans, 49, has served as a director of the Company since April 2000 and as a director of the Bank since February 2000. Mr. Hagans is currently the Chief Financial Officer of AARP, having served in this capacity for approximately three years. Prior to joining AARP, Mr. Hagans was the Director of Finance for Prince George's County Government in Maryland, having served in that position since 1995. He has previously held the position of Assistant Vice President for Asset Management and Treasury Operations for Howard University in Washington, D.C., from 1989 to 1994, and was an Investment Banker with Alex. Brown & Sons, Inc., in Baltimore, Maryland from 1987 to 1989.

         Pamela King, 45, has served as a director since June 2001. She is a Certified Public Accountant and president of the accounting firm of King, King, and Associates. Ms. King was one of the first African-American women to serve on the Maryland Board that certifies CPA's. Ms. King is the daughter of Mr. Benjamin L. King, a director of the Company.

         Cynthia T. Mitchell, 77, has served as a director since 1993. Mrs. Mitchell is retired. Until 1982 she was a teacher in the District of Columbia public schools system. Mrs. Mitchell's late husband was a founder of the Bank. Mrs. Mitchell's son is B. Doyle Mitchell Jr., the President of the Company and Bank, and her daughter Patricia Mitchell, is a significant shareholder and an employee of the Bank. Mrs. Mitchell is not standing for reelection.

         Emerson A. Williams, M.D., 87, has served as a director since 1975. Mr. Williams is retired from the active practice of medicine. For many years he served as an instructor at Howard University School of Medicine.

MEETINGS, COMMITTEES AND PROCEDURES OF THE BOARD OF DIRECTORS

         Meetings. The Board of Directors of the Company met 14 times in 2003. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors and by all committees on which such member served during the 2003 fiscal year, except Mr. King and Mrs. Mitchell.

         Audit Committee. The Board of Directors has a standing Audit Committee. The Audit Committee is responsible for the selection, review and oversight of the Company's independent accountants, the approval of all audit, review and attest services provided by the independent accountants, the integrity of the Company's reporting practices and the evaluation of the Company's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors. The Audit Committee is currently comprised of Mrs. Fleming, Ms. King and Messrs. Hagans and King. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the National Association of Securities Dealers ("NASD") for audit committee members in Rule 4350(d)(2)(A). The Board of Directors has adopted a written charter for the Audit Committee. During the 2003 fiscal year, the Audit Committee met 13 times.

         The audit committee is also responsible for the pre-approval of all non-audit services provided by its independent auditors. Non-audit services are only provided by the Company's auditors to the extent permitted by law. Pre-approval is required unless a "de minimus" exception is met. To qualify for the "de minimus" exception, the aggregate amount of all such non-audit services provided to the Company must constitute not more than five percent of the total amount of revenues paid by the Company to its independent auditors during the fiscal year in which the non-audit services are provided; such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the committee and approved prior to the completion of the audit by the committee or by one or more members of the committee to whom authority to grant such approval has been delegated by the committee.

         Nominations. The Board of Directors has a standing Nominating Committee, which recommends nominees for election as director to the full Board of Directors. The Nominating Committee is currently comprised of Mrs. Mitchell, Mr. Mitchell and Dr. Williams. Dr. Williams is an independent director within the meaning of NASD Rule 4200(a)(15). The Board of Directors has not adopted a charter for the Nominating Committee.

         The Board will consider director candidates nominated by shareholders during such times as the Company is actively considering obtaining new directors. Shareholders who want to suggest a candidate for consideration should send a letter, addressed to: Chairman, Nominating Committee, IBW Financial Corporation, 4812 Georgia Avenue, Washington DC 20011.

         The letter must include the following: (1) a statement that the writer is a shareholder and is proposing a candidate for consideration; (2) the name and contact information for the candidate; (3) a statement of the candidate's business and educational experience; (4) information regarding the candidate's qualifications to be director; (5) information regarding any relationship or understanding between the proposing shareholder and the candidate; and (6) a statement that the candidate is willing to be considered and willing to serve as director if nominated and elected. Because of the limited resources of the Company and the limited occasion to seek additional directors, there is no assurance that all shareholder proposed candidates will be fully considered, all candidates will be considered equally, or the proponent of any candidate or the proposed candidate will be contacted, and no undertaking to do so is implied by the willingness to consider candidates proposed by shareholders. To date, the Company has not paid any fee to any third party to identify or evaluate, or to assist it in identifying or evaluating, potential nominees.

         In general, in considering candidates for nomination, the Nominating Committee and the Board would consider a candidate's honesty, integrity, reputation in the community, commitment to and involvement in the community and community development, judgment, personality and thinking style, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues, and the willingness and ability to engage in meaningful and constructive discussion regarding Company issues. The committee and Board would review any special expertise, for example, expertise that qualifies a person as an audit committee financial expert, and membership or influence in a particular geographic or business target market, or other relevant business experience.

         Compensation. The Executive Committee, presently composed of Mrs. Fleming, Messrs. Chapman and King and Mrs. Mitchell perform the function of a compensation and personnel committee. In that capacity, it is responsible, together with management, for the adoption of the Bank's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel and evaluating the Chief Executive Officer. The Committee is also responsible for annually nominating the officers of the Bank and evaluating the performance thereof.

         Shareholder Communications with Board. Company shareholders who wish to communicate with the Board of Directors or an individual director can write to, IBW Financial Corporation, 4812 Georgia Avenue, Washington DC 20011, Attention:
Secretary/Board of Directors. You letter should indicate that you are a stockholder, and whether you own your shares in street name. The nature of the communication will determine to whom your letter will be forwarded. Based on the nature of the communication, there is no assurance that all communications will receive a response.

         Director Attendance at the Annual Meeting. The Board believes it is important for all directors to attend the annual meeting of shareholders in order to show their support for the Company and to provide an opportunity for shareholders to communicate any concerns to them. Accordingly, it is the policy of the Company to encourage all directors to attend each annual meeting of shareholders unless they are unable to attend by reason of personal or family illness or pressing matters. Seven directors attended the 2003 annual meeting of shareholders.

DIRECTORS' COMPENSATION

         Each director of the Company, including directors who are full time employees of the Company or the Bank, receives $600 for each regular meeting of the Board of Directors attended, with the exception of Mr. Chapman, Chairman of the Board who receives $1,500 for each regular meeting that he attends and a $5,000 annual fee. Additionally, directors who are not employees, serving on committees of the Board, receive $400 for each meeting attended, except if such service is as chairman of any committee, in which case such director receives $500 for each meeting. Total fees paid to directors in 2003 for Board and committee meeting attendance was $224,800.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to fulfill the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls establish by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-KSB;

         (2) discussed with Stegman & Company, the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Stegman & Company as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Stegman & Company, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Stegman & Company is compatible with the auditor's independence.

                                          Members of the Audit Committee

                                          Massie S. Fleming
                                          Robert R. Hagans
                                          Pamela King
                                          Benjamin L. King

                      MANAGEMENT AND EXECUTIVE COMPENSATION

         Executive Officers Who Are Not Directors. Set forth below is certain information regarding each executive officer of the Company who is not a director. For information regarding members of the Board of Directors, see "Election of Directors, at page 6. Except as otherwise indicated, the occupation listed has been such person's principal occupation for at least the last five years.

         Claude O Barrington, 61, has been employed by Industrial Bank since April 24, 1975. Mr. Barrington is Vice President and Internal Counsel. Mr. Barrington also serves as the Bank's Security Officer.

         Devin Blum, 42, has served as Senior Vice President and Chief Lending Officer of the Bank since May 2002. Prior to serving in this position he served in various positions at two area banks. Mr. Blum was employed, from 1988 to 1998, by Adams National Bank as a vice president in commercial and commercial real estate lending. He was employed by EagleBank from 1998 to 2000 as a vice president in commercial and commercial real estate lending. He was most recently Director of Credit Policy at LoanChannel.Com, Inc.

         Rodney Epps, 52, has been employed by Industrial Bank since July 27, 1981. Mr. Epps currently serves as Vice President and Director of Operations.

         Thomas E. Mclaurin, Jr., 39, has been employed by Industrial Bank since 1995. Mr. McLaurin is Vice President of Corporate Affairs and also serves as Assistant Secretary of the Corporation.

         Patricia Mitchell, 43, has been employed by Industrial Bank, in various positions, since November 22, 1993. Ms. Mitchell is currently Vice President and Information Security Officer. Ms. Mitchell is the daughter of Director Cynthia
T. Mitchell and the sister of Director B Doyle Mitchell, Jr.

         Dr. Alex Moore, 58, has been employed by Industrial Bank since January 2004. Dr. Moore is Executive Vice President and Chief Operating Officer. From 2001 until Joining Industrial Bank, Dr. Moore served as President of Quality Management International, an international management consulting firm. From December 2000 to May 2001, he was Practice Director of Answerthink. From 1997 to 2000, Dr. Moore was Director of Global Human Resource Solutions for PriceWaterhouseCoopers.

         Felipe Reyes, 46, has been employed by Industrial Bank since 2002. Mr. Reyes is Vice President and Controller. From 2002 to 2002 Mr. Reyes was Assistant Controller at Cort Furniture Rental. From 1999 to 2000 Mr. Reyes was Assistant Controller of MERANT Consulting of Rockville, Maryland. From 1993 to 1999, Mr. Reyes was the accounting manager for Continental Medical Systems Eastern Neuro Rehab Hospital in Silver Spring, Maryland. From 1990 to 1992 he was senior accountant with Sampson & Associates, Inc, Rockville, Maryland.

         Debra Thornton, 50, has been employed by Industrial Bank since March 17, 1986. She is Vice President and Director of Human Resources. Ms. Thornton is also Assistant Secretary of the Corporation.

         Saundra Turpin, 55, has been employed by Industrial Bank since April 7, 1997. Ms. Turpin is Vice President and Retail Branch Administrator.

         Thomas A. Wilson, Jr., 52, has served as Senior Vice President-Chief Financial Officer of the Bank since January 1992. Prior to serving in this position he served (since April 1986) at various times as Commercial Loan Manager and Loan Review Officer of the Bank. Prior to joining the Bank in 1986, he served as a National Bank Examiner with the OCC from 1974 to 1986.

EXECUTIVE COMPENSATION

         The following table sets forth a summary of certain information relating to the compensation of the President of the Company and each executive officer of the Company who received base salary and bonus of $100,000 in 2003. Mr. Blum joined the Company in 2002.



                                      ANNUAL COMPENSATION(1)

                                                                                       OTHER
 NAME AND PRINCIPAL POSITION   YEAR ENDED DECEMBER 31       SALARY       BONUS     COMPENSATION(2)
------------------------------ ------------------------ --------------- --------- ------------------
B. Doyle Mitchell, Jr.                  2003               $220,800     $ 6,491        $25,364
President, Chief Executive              2002               $196,758     $17,308        $16,486
Officer & Director                      2001               $192,320     $22,752        $17,750


Thomas A. Wilson, Jr.                   2003               $107,555     $ 6,735        $ 2,590
Senior Vice President & Chief           2002               $102,364     $ 6,745        $     0
Financial Officer                       2001               $ 96,362     $ 6,622        $     0


Devin Blum                              2003               $114,450     $ 3,670        $     0
Senior Vice President & Chief           2002               $ 62,885     $ 2,000        $     0
Lending Officer


Claude O. Barrington                    2003               $ 96,754     $ 4,293        $     0
Vice President and Internal             2002               $ 93,442     $ 9,111        $ 5,903
Counsel                                 2001               $ 93,442     $ 4,818        $ 1,478



(1) The Company does not maintain any long-term or stock-based compensation plans.
(2) For Mr. Mitchell, includes fees paid for attendance at meetings of Board of Directors and committees thereof of $15,900, $5,770 and 9,000 in 2003, 2002 and 2001. Also includes vehicle allowances of $8,750 $10,716 and $8,750, in 2003, 2002 and 2001. Does not include value of contributions to the Bank's employee stock ownership plan. Does not include insurance premiums for policies on Mr. Mitchell's life, of which the Company and Mr. Mitchell's spouse are co-beneficiaries.

         Employment Agreements. The Bank had no employment agreements in existence for executives earning in excess of $100,000 per year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with some of its and the Company's directors, officers, and employees and their associates. In the past, substantially all of such transactions have been on the same terms, including interest rates, maturities and collateral requirements as those prevailing at the time for comparable transactions with non-affiliated persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

         The maximum aggregate amount of loans to executive officers, directors and affiliates of the Company during 2002 and 2003 amounted to approximately $365,500 and $1,133,000, respectively, representing approximately 1.4% and 4.3% of the Company's total shareholders' equity at December 31, 2002 and, 2003, as the case may be. The increase in the amount of loans to such persons is primarily a result of the designation of additional persons as executive officers during 2003. In the opinion of the Board of Directors, the terms of these loans are no less favorable to the Bank than terms of the loans from the Bank to unaffiliated parties. At the time each loan was made, management believed that the loan involved no more than the normal risk of collectibility and did not present other unfavorable features. None of such loans were classified as Substandard, Doubtful or Loss.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms that it has received and written representations from the Company's directors, executive officers and ten percent shareholders, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a).

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Stegman & Company, independent public accountants ("Stegman"), to audit the Company's financial statements for the fiscal year ending December 31, 2004. Stegman has audited the Company's financial statements commencing with the year ended December 31, 1999. Representatives of Stegman are expected to be present at the meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit Fees.

         During 2003, the aggregate amount of fees billed to the Company by Stegman for services rendered by it for the audit of the Company's financial statements and review of financial statements included in the Company's reports on Form 10-QSB, and for services normally provided in connection with statutory and regulatory filings was $58,740. In 2002, Stegman billed $63,385 for such services. This category includes fees for services necessary to perform the audit of the Company's financial statements and consents in connection with filings with the Securities and Exchange Commission and assistance with and review of documents filed with the Commission.

         Audit-Related Fees.

         During 2003, the aggregate amount of fees billed to the Company by Stegman for assurance and related services reasonably related to the performance of the audit services rendered by it was $11,789.In 2002, Stegman billed $18,602 for such services. These services were the audit of the Company's employee stock ownership and 401(k) plans. In 2002, these services also included assistance with accounting issues related to the Company's credit card program.

         Tax Fees.

         During 2003, the aggregate amount of fees billed to the Company by Stegman for tax advice, compliance and planning services was $6,000. In 2002, Stegman billed $6,017 for such services. These services were the preparation of federal and state income tax returns.

         All Other Fees.

         During 2003 and 2002, Stegman did not bill the Company for any other services.

         None of the engagements of Stegman to provide services other than audit services was made pursuant to the de minimus exception to the pre-approval requirement contained in the rules of the Securities and Exchange Commission and the Company's audit charter.

                            FORM 10-KSB ANNUAL REPORT

         THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO ANY SHAREHOLDER OF RECORD ENTITLED TO VOTE AT THE MEETING OR ANY BENEFICIAL OWNER OF COMMON STOCK SOLICITED HEREBY, A COPY OF ITS 2003 ANNUAL REPORT ON FORM 10-KSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON THE WRITTEN REQUEST OF SUCH SHAREHOLDER. REQUESTS SHOULD BE DIRECTED TO THOMAS A. WILSON, JR., SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, IBW FINANCIAL CORPORATION, 4812 GEORGIA AVENUE, NW, WASHINGTON, DC 20011.

                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters to be presented for action by shareholders at the meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All proposals by shareholders to be presented for consideration at the next annual meeting must be received by the Company no later than December 13, 2004.

                                       By Order of the Board of Directors




                                       Clinton W. Chapman, Chairman

April 12, 2004

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                                 REVOCABLE PROXY
                            IBW FINANCIAL CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby makes, constitutes and appoints Clinton W.
Chapman and Pamela L. King, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of IBW Financial Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Shareholders to be held on May 4, 2004, and at any adjournment or postponement of the meeting.

ELECTION OF DIRECTORS

       [ ] FOR all nominees listed below (except as noted to the contrary below)

       [ ] WITHHOLD AUTHORITY to vote for all nominees listed below

       Nominees: Clinton W. Chapman, Esquire; B. Doyle Mitchell, Jr.; Massie S.
                 Fleming; Robert R. Hagans; Pamela King; Emerson A. Williams,
                 M.D.

       (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       -----------------------------------------------------------------------

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for election as director. IN ADDITION, THIS PROXY WILL BE VOTED AT THE DISCRETION OF THE PROXY HOLDER(S) UPON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the shareholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.



                                           -----------------------------------
                                           Signature of Shareholder


                                           -----------------------------------
                                           Signature of Shareholder



                                           Dated:                 , 2004
                                                 -----------------

         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.


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